Exhibit 5.2

November 30, 2022

mCloud Technologies Corp.

550-510 Burrard Street

Vancouver, British Columbia

Canada, V6C 3A8

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (Registration No. 333-264859) (as amended to date, the “Registration Statement”) filed by mCloud Technologies Corp., a British Columbia company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration in connection with a proposed best efforts public offering of up to $25,000,000 9.0% Series A Cumulative Perpetual Preferred Shares, no par value per share, with a $25.00 liquidation preference per share (the “Series A Preferred Shares”) and accompanying warrants to purchase one common share, no par value per share (the “Warrants” and, together with the Series A Preferred Shares, and the common shares underlying the Warrants, the “Securities”). Each Series A Preferred Share will be issued together with 25 Warrants. The Company has engaged Maxim Group LLC, to act as its placement agent in connection with the proposed public offering of the Company.

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and statements of public officials, certificates of officers or representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others, including those set forth in the Form of Placement Agency Agreement (the “Placement Agency Agreement”) and form of Securities Purchase Agreement (the “Securities Purchase Agreement”), copies of which have been filed as Exhibit 1.1 and Exhibit 10.17, respectively, to the Registration Statement.

We are admitted to the Bar in the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

You are separately receiving an opinion from Morton Law LLP with respect to the corporate proceedings relating to the issuance of the Securities.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Warrants, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Registration Statement Placement Agency Agreement and Securities Purchase Agreement, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability and comply with and do not violate the laws of the State of New York.

We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in the Placement Agency Agreement or Securities Purchase Agreement that are violative of the public policy underlying any law, rule or regulation.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very truly yours,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP